UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 25, 2006

IOMEGA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12333	86-0385884
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 314-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

On August 9, 2005, Iomega Corporation (“Iomega”) disclosed in its second quarter 2005 Form 10-Q, filed with the SEC, that Thomas D. Kampfer, then serving as Executive Vice President, Business Solutions, General Counsel and Secretary, would transition out of Iomega and that his employment would terminate on January 2, 2006.

Subsequently, Iomega Corporation reported on Form 8-K that, on October 19, 2005, the Board of Directors of Iomega Corporation appointed Mr. Kampfer as Interim Chief Financial Officer, effective November 11, 2005, and continuing until such time as a replacement is appointed. On November 16, 2005, Iomega reported on Form 8-K that Iomega and Mr. Kampfer had entered into an Amendment to Executive Transition Agreement.

On January 25, 2006, Iomega and Mr. Kampfer entered into an Amendment No. 2 To Executive Transition Agreement (“Amendment No. 2”). The basic terms of Amendment No. 2 provide that Mr. Kampfer will continue his employment until March 31, 2006 and, during that time period, continue to perform the responsibilities as Interim Chief Financial Officer until his successor is named. Amendment No. 2 acknowledges that Mr. Kampfer has already been paid a bonus equal to 1/12th of his annual base salary in January 2006, and that he will be paid two additional installments in February and March 2006, with each installment equal to 1/12th of Mr. Kampfer’s annual base salary. Mr. Kampfer’s previously agreed severance payments will be correspondingly reduced from nine months of base salary to six months of base salary. However, reimbursement for medical, health and life insurance benefits will continue for eleven months following termination of employment.

In addition, Iomega agreed to retain Mr. Kampfer as a consultant for a period of six months after his departure from Iomega to provide professional services at the direction of the Chief Executive Officer (“CEO”) in the areas of strategic planning, business development and corporate governance. Amendment No. 2 provides that Mr. Kampfer shall be retained for a minimum of 250 total hours of consulting at a rate of $200.00 per hour over the 6 month term. Amendment No. 2 also acknowledges that Mr. Kampfer’s relationship with Iomega shall be continuous during the transition from employee to consultant and, therefore, his existing stock options (and vesting thereof) previously granted under Iomega’s 1997 Stock Incentive Plan shall continue until the end of the 6 month consulting arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: __________________, 2006

IOMEGA CORPORATION
(Registrant)

By: Thomas D. Kampfer
Thomas D. Kampfer
Executive Vice President, Interim Chief
Financial Officer

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